PRESS RELEASE

Contacts:

Patrick L. Alexander

President and Chief Executive Officer

Mark A. Herpich

Chief Financial Officer

(785) 565-2000

FOR IMMEDIATE RELEASE

January 10, 2013

Landmark Bancorp, Inc. Announces Conference Call to Discuss Fourth Quarter 2012 Earnings

(Manhattan, KS, January 10, 2013) Landmark Bancorp, Inc. (Nasdaq: LARK) announced that it will release earnings for the fourth quarter of 2012 after the market closes on Wednesday, January 30, 2013. The Company will host a conference call to discuss these results on Thursday, January 31, 2013 at 10:00 am (CT). Investors may listen to the Company’s earnings call via telephone by dialing (888) 317-6016. Investors should call in to the dial-in number at least 10 minutes prior to the scheduled start of the call.

A replay of the earnings call will be available through March 3, 2013, by dialing (877) 344-7529 and using conference number 10023603.

About Landmark

Landmark Bancorp, Inc., the holding company for Landmark National Bank, is listed on the NASDAQ Global Market under the symbol “LARK.” Headquartered in Manhattan, Kansas, Landmark National Bank is a community banking organization dedicated to providing quality financial and banking services. Landmark National Bank has 22 locations in 17 communities across Kansas: Manhattan (2), Auburn, Dodge City (2), Fort Scott, Garden City, Great Bend (2), Hoisington, Junction City, LaCrosse, Lawrence (2), Louisburg, Osage City, Osawatomie, Paola, Topeka (2), Wamego, and Wellsville, Kansas. Visit www.banklandmark.com for more information.